Exhibit 15.1

Consent of independent registered public accounting firm

We consent to the incorporation by reference in Registration Statements 333-258253 and 333-225375 on Form S-8 and Registration Statement No. 333-258251 on Form F-3 of our reports dated March 16, 2023, relating to the financial statements of argenx SE and the effectiveness of argenx SE’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Deloitte Accountants B.V.

Deloitte Accountants B.V.

Rotterdam

March 16, 2023